Exhibit 99.1

FOR IMMEDIATE RELEASE:

Stanley Furniture Company, Inc.

January 29, 2015

Investor Contact:  Anita W. Wimmer

 (336) 884-7698

Stanley Furniture Company Postpones Fourth-Quarter 2014 Operating Results Release and Conference Call

High Point, NC, January 29, 2015/Businesswire/ -- Stanley Furniture Company, Inc. (Nasdaq-NGS:STLY) announced today that it is postponing the release of its financial results for the fourth quarter and full year 2014 to after the market closes on Wednesday February 25, 2015 and will reschedule its fourth quarter conference call to 9:00 a.m. on Thursday February 26, 2015. The Company stated that additional time is needed to complete the annual financial close and audit process.

About the Company

Established in 1924, Stanley Furniture Company, Inc. is a leading design, marketing and logistics resource in the upscale segment of the wood residential market. Designs feature superior finish, styling and piece assortment supported by an overseas manufacturing model. The company distributes its Stanley Furniture brand through a network of carefully chosen retailers and interior designers worldwide.  The company’s common stock is traded on the NASDAQ stock market under the symbol STLY.